MASTER LICENSE AGREEMENT

This Agreement is made by and between Alvaro Gallego Grajal, (together "AG") and Arc Lifestyle Group, whose place of business is Miami either directly or through a company controlled by it, (together "ARC").

RECITALS

WHEREAS, AG is in the business of selling and distributing branded wines from Spain, specially the brands “Marques de Requena” and “Grajal-Ruiz” from “Sirei888 S.L.” winery.

WHEREAS, ARC is or intends to be in the business of providing the same set of services as AG within the regions of North America and Asia Pacific; and

WHEREAS, ARC and AG wish to enter into a relationship that will promote the products, brand name of “Sirei888 S.L.” in the North America and Asia Pacific marketplace in exchange for certain compensation. Specifically, ARC wishes to purchase a master license under the terms and conditions of this agreement to promote and sell such brands and products.

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth in this document, the Parties agree as follows:

1.	Licensed Territory:

The Licensed territory means North America and Asia Pacific.

2.	License:

In exchange for paying license fees under this Agreement, AG grants to ARC an exclusive license (“Sirei 8 License”) to use “Sirei888 S.L.” brand name, logo, and certain business process knowledge it possesses under this Agreement all of which together constitutes the “Sirei888 S.L.”, for an initial one-year period (“License Period”). AG represents and warrants that it has the rights to license all “Sirei888 S.L.” Brands provided under this Agreement. The “Sirei888 S.L.” Brand is licensed only for use in the Licensed Territory.

3.	What AG will do:
a.	AG will send copies of the “Sirei888 S.L.” Brand and related documentation to [ARC], and after [ARC] pays the license fees, AG will authorize [ARC] to use the “Sirei888 S.L.” Brand for the full license period as set forth in this Agreement, and
b.	AG will help [ARC] implement the use of the “Sirei888 S.L.” Brand, and
c.	AG will represent [ARC] as a Master License holder for the Licensed Territory on it’s website and in its sales, marketing, and operational literature, and
d.	As the “Sirei888 S.L.” Brand components as identified are enhanced or modified, AG will send the applicable updates to [ARC] at no additional charge for the license period as set forth in this Agreement. AG reserves the right to determine the nature and scope of such updates.
e.	AG warrants that it has the right to license the “Sirei888 S.L.” Brand. AG further warrants that so far as it is aware, the “Sirei888 S.L.” Brand does not infringe the rights of any third party, but makes no further warranty in that respect. These warranties are in lieu of any other warranties, express or implied, including but not limited to any implied warranties of merchantability and/or fitness for a particular purpose.
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f.	AG shall defend or, at its option, settle any claim or proceeding brought against [ARC] to the extent that it is based on an assertion that the materials provided hereunder constitute an infringement of any United States patent or copyright, provided that [ARC] notifies AG promptly and in not more than 30 days in writing of any such claim or proceeding and gives AG full and complete authority, information, and assistance to defend such claim or proceeding, and further provided that [arc] gives AG sole control of the defense of any such claim or proceeding and all negotiations for its compromise or settlement.

4.	What [ARC] will do:
a.	[ARC] will take all reasonable steps to promote, operate and expand elements of its business under the “Sirei888 S.L.” Brand
b.	As consideration under this Agreement, [ARC] will;

                                                  i.      Purchase the “Sirei888 S.L.” for the Term and pay to AG an initial fee of $10,000, for the master license during the Term (the “License Fee”), and

c.	As an obligation under the “Sirei 8 License”, [ARC] commits to i.) Promote and provide sales channels for the “Sirei888 S.L.” Brand in the Licensed Territory over the License Period through its means or that of any subsidiaries or affiliates during the Term
d.	[ARC] agrees that payment shall be made in the form of a twelve-month convertible note (the’Note’), with principal and interest due at maturity. The Note may be converted into equity of [ARC] at any time beginning 12 months from date of this Agreement.
e.	[ARC] acknowledges that all copyright and other intellectual property rights whatsoever in the “Sirei888 S.L.” Brand and associated documentation are and shall remain the property of AG absolutely and that [ARC]'s only rights in relation to the “Sirei888 S.L.” Brand is a non-transferable license to use the “Sirei888 S.L.” Brand subject to and in accordance with the terms of this Agreement.
f.	[ARC] shall take all reasonable measures to ensure that the “Sirei888 S.L.” Brand and associated documentation and any copies of the “Sirei888 S.L.” Brand or documentation do not leave its possession or control whether by loan, theft or otherwise. [ARC]'s obligations under this paragraph shall survive any termination or expiration of this Agreement.
g.	[ARC] acknowledges that “Sirei888 S.L.” Brand is licensed only for use in the Territory. Use in any other country, requires a separate Agreement.
h.	[ARC] will designate individuals who will be responsible for use of the “Sirei888 S.L.” Brand and shall maintain active contact details for AG’s communication purposes with such individuals
i.	[ARC] will explain the terms of this Agreement to those affected by it.
j.	[ARC] shall maintain its business in good standing in the Territory at all times.

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5.	General license terms:
a.	Limitations of Liability: [ARC] AGREES THAT THE LIABILITY OF AG TO [ARC] BASED ON THIS AGREEMENT, EXCLUDING LIABILITY FOR COPYRIGHT, PATENT, OR TRADE SECRET VIOLATIONS UNDER THIS AGREEMENT, WILL NOT EXCEED [ARC]'S CURRENT-YEAR LICENSE FEES PAID. IN NO EVENT SHALL AG BE LIABLE FOR SPECIAL OR CONSEQUENTIAL DAMAGES ARISING FROM OR IN CONNECTION WITH THE PERFORMANCE BY AG HEREUNDER. NO OBLIGATION OR LIABILITY, EXCEPT IN THE EVENT OF NEGLIGENCE OR INTENTIONAL WRONGDOING BY AG, SHALL ARISE FROM ANY RENDERING OF TECHNICAL OR OTHER ADVICE OR SERVICE BY AG IN CONNECTION WITH THIS AGREEMENT.
b.	Any “Sirei888 S.L.” Brand licensed under this Agreement may be renewed for additional Terms if AG and [ARC] mutually agree in writing. License fees for any additional periods may differ. AG will issue license renewal invoices approximately 60 days in advance of the current license termination date. Payment of the renewal invoice constitutes renewal of this agreement. Non-payment of the renewal invoice constitutes cancellation of this agreement.
c.	So long as all fees due and payable to AG have been made as agreed, [ARC] may cancel this Agreement at any time for any reason, and no refunds will be issued.
d.	AG may suspend or cancel this Agreement and take other action if it believes [ARC] has not complied with this Agreement.
e.	This Agreement, its supplements, and invoices arising under it for “Sirei888 S.L.” Brand constitute the complete and exclusive statement between the parties, and supersedes all prior communications relating to the subject matter of this Agreement.

6.	Termination in Good Terms

In case of cancellation of this agreement for whatever reason, [ARC] will remove the “Sirei888 S.L.” Brand from [ARC]’s website and all marketing materials; communicate in writing that the “Sirei888 S.L.” Brand has been removed; and return all materials including all “Sirei888 S.L.” Brand user documentation to AG. In case of cancellation of this agreement for whatever reason including but not limited to completion of its terms or conditions or by breach, AG and [ARC] agree that neither party will pursue charges against the other party.

7.	No Agency

Nothing in this agreement shall give either party any right to act on behalf of or otherwise bind the other in any matter not specifically contained in this Agreement or in any Amendment made in writing.

8.	Term

This Agreement is for an initial period of two years from the date of first signing.

9.	Binding Agreement

This Agreement is binding upon the parties.

This Agreement can be modified only in writing signed by both parties.

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IN WITNESS WHEREOF, the parties hereby acknowledge and accept the terms and conditions of this Master License Agreement.

Signed for and on behalf of Alvaro Gallego Grajal.

/s/ Alvaro Gallego Grajal
Name: Alvaro Gallego Grajal
Date: 4th June, 2015

Signed foe and on behalf of [ARC]

/s/ Carlos López Martínez
Name: Carlos López Martínez
Date: 4 th June, 2015

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